Exhibit 10.08

                                   AMENDED
                             (Second Amendment)
                               PROMISSORY NOTE
                           (Secured/Non-Recourse)

    THIS AMENDED PROMISSORY NOTE, is entered into by and between OCIS CORP., a Nevada corporation ("Maker"), and Brent W. Schlesinger ("Holder").

                                  Premises

This amended promissory note amends the promissory note between Maker and Holder dated February 6, 2003, in the principal amount of $40,626. Maker currently owes Holder $25,581 which was to be due and payable on February 6,
2003.   The parties want to extend the payment date on the note through the end of 2003 to give the Maker an opportunity to raise capital to pay for the note. Accordingly, the parties have entered into this extension.

                                   Note

     1. Term. The principal on the obligation represented hereby shall be repaid in full on or before December 31, 2003, provided however, the principal shall be due and payable in full on the closing of any public offering of securities by Maker.

     2. Ratification. Except as otherwise amended, the note shall remain in full force and effect with all terms and conditions of the Note to continue.

Dated as of the 18th day of August, 2003.

                                          OCIS CORP.


                                                      /s/ Kirk Blosch
                                          By:____________________________
                                             A Duly Authorized Officer


                                          Brent W. Schlesinger


                                                    /s/
                                          _______________________________